Exhibit 5.1

Consent of Registered Independent Public Accounting Firm

The Board of Directors
Curaleaf Holdings, Inc.

We consent to the incorporation by reference into this Registration Statement on Form F-10 being filed by Curaleaf Holdings, Inc. (the “Company”) dated December 30, 2022 with the United States Securities and Exchange Commission of:

-	our report, dated March 7, 2022, on the consolidated financial statements of the Company and its subsidiaries, which comprise the consolidated statements of financial position as at December 31, 2021, and the consolidated statements of profits and losses and other comprehensive loss, changes in equity and cash flows for the year then ended, and notes to the consolidated financial statements, including a summary of significant accounting policies; and

-	our report, dated March 7, 2022, on the effectiveness of internal control over financial reporting of the Company as of December 31, 2021.

/s/ PKF Antares Professional Corporation

Calgary, Alberta December 30, 2022	PKF Antares Professional Corporation Chartered Professional Accountants